Exhibit 21.

Subsidiaries of First Litchfield Financial Corporation at December 31, 2007:

                                                       Percent
                                                       Owned By
                                                       First Litchfield
                              Incorporated In          Financial
Subsidiary                    The State of:            Corporation
---------                     ---------------          -----------------

The First National Bank of    Connecticut              100%
Litchfield

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